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                                     May 5, 1999





CDC MPT+ Funds
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

          We have acted as special Delaware counsel to CDC MPT+ Funds (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with formation of the Trust and the offering, pursuant to a registration statement on Form N-1A, of an indefinite number of shares of beneficial interest of the Trust of which an unlimited number are designated Investor Shares and an unlimited number are designated Institutional Shares (the "Shares"). The Trust has established three series: U.S. Core Equity Fund, Aggressive Equity Fund and Global Independence Fund.

          For the purposes of rendering our opinions as stated herein, we have been furnished and have reviewed the following documents:

          (a) the Trust Instrument dated October 8, 1998 made by Rachel D. Manney, as sole trustee;

          (b) the Certificate of Trust of the Trust dated October 8, 1998 as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State");

          (c)  the By-Laws of the Trust;

          (d) the Trust's Prospectus and Statement of Additional Information included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-1A, Securities Act File No. 333-66279 and Investment Company Act File No. 811-09083 (the "Registration Statement");

          (e) Resolutions duly adopted by the Trustees of the Trust on January 7, 1999,

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CDC MPT+ Funds
May 5, 1999
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               and March 23, 1999;

          (f) a Certificate of the Secretary of the Trust dated May __, 1999 as to the Trust Instrument, the By-laws, the Resolutions of the Trustees and certain other matters; and

          (g) a Certificate of Good Standing with respect to the Trust dated May 5, 1999, issued by the Secretary of State.

          With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons; and
(ii) that the foregoing documents, in the forms submitted to us for our review have not altered or amended in any respect material to our opinions as stated herein. Except as stated above, we have not reviewed any other document of the Trust or by which it or its properties are bound, and we assume that there exists no provisions of any such other document which bears upon or is inconsistent with our opinions as stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents and the statements and information set forth therein which we assume to be true, complete and accurate in all material respects.

          Based upon and subject to the foregoing and subject to the limitations stated hereinbelow, it is our opinion that:

          1. The Trust is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware.

          2. The 10,000 presently issued and outstanding Shares representing 3,334 Shares of the U.S. Core Equity Fund, 3,333 Shares of the Aggressive Equity Fund and 3,333 Shares of the Global Independence Fund have been validly and legally issued and are fully paid and nonassessable.

          3. The Shares of the Trust to be offered for sale pursuant to the Registration Statement are duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.


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CDC MPT+ Funds
May 5, 1999
Page 3

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We understand that Messrs. Willkie Farr & Gallagher wish to rely on our opinions as set forth herein in rendering certain opinions in connection with the matters addressed herein, and we hereby consent to such reliance. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                              Very truly yours,

                              /S/ Richards, Layton & Finger
WF:sem